Exhibit 99.1

3 Bethesda Metro Center, Suite 1200, Bethesda, MD 20814
PH 301.941.1500, FX 301.941.1553
www.lasallehotels.com

News Release

LASALLE HOTEL PROPERTIES REPORTS SECOND QUARTER 2014 RESULTS
Second Quarter RevPAR improved 10.3%
Achieves highest-ever quarterly hotel EBITDA margin of 37.3%
Adjusted EBITDA grew 17.7% and Adjusted FFO per share increased 12.3%

BETHESDA, MD, July 23, 2014 -- LaSalle Hotel Properties (NYSE: LHO) today announced results for the quarter ended June 30, 2014. The Company’s results include the following:

	Second Quarter			Year-to-Date
	2014	2013	% Var.	2014	2013	% Var.
	($'s in millions except per share/unit data)

Entire Portfolio (Including Park Central Hotel)
RevPAR	$207.94	$188.60	10.3%	$177.10	$164.25	7.8%
Hotel EBITDA Margin	37.3%	36.7%		31.2%	31.2%
Hotel EBITDA Margin Growth	62 bps			1 bps

Total Revenue	$313.1	$263.6	18.8%	$532.0	$455.3	16.8%
EBITDA(1)	$148.8	$91.6	62.4%	$191.7	$131.4	45.9%
Adjusted EBITDA(1)	$109.6	$93.1	17.7%	$154.5	$132.9	16.3%
FFO(1)	$81.6	$68.7	18.8%	$110.4	$94.4	16.9%
Adjusted FFO(1)	$86.0	$70.3	22.3%	$119.2	$96.0	24.2%
FFO per diluted share/unit(1)	$0.78	$0.72	8.3%	$1.06	$0.99	7.1%
Adjusted FFO per diluted share/unit(1)	$0.82	$0.73	12.3%	$1.14	$1.00	14.0%
Net income attributable to common shareholders	$85.6	$35.2	143.2%	$76.6	$27.8	175.5%
Net income attributable to common shareholders per diluted share	$0.82	$0.37	121.6%	$0.73	$0.29	151.7%

(1) See tables later in press release, which list adjustments that reconcile net income to earnings before interest, taxes, depreciation and amortization ("EBITDA"), adjusted EBITDA, funds from operations ("FFO"), FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and Hotel EBITDA. EBITDA, adjusted EBITDA, FFO, FFO per share/unit, adjusted FFO, adjusted FFO per share/unit and Hotel EBITDA are non-GAAP financial measures. See further discussion of these non-GAAP measures and reconciliations to net income later in this press release.

Second Quarter Results and Activities

▪
RevPAR: Room revenue per available room (“RevPAR”) for the quarter ended June 30, 2014 increased 10.3 percent to $207.94, as a result of a 6.6 percent increase in average daily rate (“ADR”) to $241.08 and a 3.4 percent improvement in occupancy to 86.3 percent.

▪
Hotel EBITDA Margin: The Company’s hotel EBITDA margin for the second quarter increased 62 basis points from the comparable prior year period to 37.3 percent, its highest-ever quarterly hotel EBITDA margin.

▪
Adjusted EBITDA: The Company’s adjusted EBITDA was $109.6 million, an increase of 17.7 percent over the second quarter of 2013. Second quarter adjusted EBITDA was negatively impacted by an estimated $0.5 million of EBITDA as a result of the sale of Hilton Alexandria Old Town prior to the end of the quarter.

▪
Adjusted FFO: The Company generated second quarter adjusted FFO of $86.0 million, or $0.82 per diluted share/unit, compared to $70.3 million or $0.73 per diluted share/unit for the comparable prior year period, an increase of 12.3 percent.

▪	Hotel Acquisition: On April 2, the Company acquired the 200-room Hotel Vitale in San Francisco, CA for $130.0 million. Hotel Vitale is located on the Embarcadero, overlooking the San Francisco Bay.

▪
Dividend: On April 23, the Company increased its dividend 34 percent to $0.375 per common share for the quarter ended June 30, 2014. The dividend represents an annual run rate of $1.50 per share and a 4.2 percent yield based on the closing share price on July 22, 2014.

▪	Debt Repayment: On May 1, the Company repaid the $8.7 million outstanding mortgage, secured by Hotel Deca in Seattle, Washington. The Company has no remaining debt maturities in 2014.

▪	Hotel Disposition: On June 17, the Company sold Hilton Alexandria Old Town for $93.4 million.

▪
Preferred Redemption: During the second quarter, the Company announced that it would redeem all of its outstanding 7.25 percent Series G Preferred Shares for $58.7 million plus accrued dividends through the redemption date. The redemption closed on July 3.

▪
Capital Investments: The Company invested $22.4 million of capital in its hotels, including the completion of the Terrace Lounge at WestHouse in New York and a lobby and lounge renovation at The Grafton on Sunset in Los Angeles.

“Our portfolio delivered very strong second quarter results,” said Michael D. Barnello, President and Chief Executive Officer of LaSalle Hotel Properties. “RevPAR and margins were above the high end of our outlook. Adjusted EBITDA and FFO also exceeded our outlook, despite impact from the sale of Hilton Alexandria Old Town.”

“Overall, the operating environment remains favorable. Industry demand growth has been robust and fundamentals remain strong.”

“In addition, the sale of Hilton Alexandria Old Town capped off a terrific investment for us, which generated a 13.5 percent unleveraged IRR over 10 plus years. We used a portion of the proceeds to redeem our outstanding Series G Preferred Shares, further reducing our cost of capital.”

Year-to-date Results

For the six months ended June 30, 2014, RevPAR increased 7.8 percent to $177.10, with occupancy growth of 1.1 percent to 79.3 percent and ADR improvement of 6.7 percent to $223.44. The Company’s hotel EBITDA margin was 31.2 percent, which was flat compared to the same prior year period.

Balance Sheet

As of June 30, 2014, the Company had total outstanding debt of $1.2 billion, including $197.0 million outstanding on its senior unsecured credit facility. Total net debt to trailing 12 month Corporate EBITDA (as defined in the Company’s senior unsecured credit facility) was 3.7 times as of June 30, 2014 and its fixed charge coverage ratio was 3.7 times. For the second quarter, the Company’s weighted average interest rate was 3.6 percent. As of June 30, 2014, the Company had capacity of $575 million available on its credit facilities.

2014 Outlook

The Company is updating its 2014 outlook to incorporate its recent activities and to reflect its performance-to-date. The sale of Hilton Alexandria Old Town has the impact of reducing our full year adjusted EBITDA outlook by approximately $4.0 million, of which $0.5 million occurred during the second quarter. The outlook is based on an economic environment that continues to improve and assumes no additional acquisitions, dispositions or capital markets activities. The Company’s RevPAR growth and financial expectations for 2014 are as follows:

	Previous Outlook		Current Outlook
	Low-end	High-end	Low-end	High-end
	($'s in millions except per share/unit data)		($'s in millions except per share/unit data)
RevPAR growth	5.0%	8.5%	6.5%	8.5%
Hotel EBITDA Margin Change	0 bps	100 bps	25 bps	100 bps

Adjusted EBITDA	$327.0	$348.0	$330.0	$342.0
Adjusted FFO	$243.0	$265.0	$254.0	$265.0
Adjusted FFO per diluted share/unit	$2.33	$2.54	$2.44	$2.54

Third Quarter 2014 Outlook

The Company expects third quarter RevPAR to increase 5.0 percent to 8.5 percent and hotel EBITDA margins to range from approximately flat to an increase of 125 basis points relative to the same prior year period. The Company expects its portfolio to generate adjusted EBITDA of $99.0 million to $105.0 million and adjusted FFO per share/unit of $0.73 to $0.79.

Earnings Call

The Company will conduct its quarterly conference call on Thursday, July 24, 2014 at 9:30 AM eastern time. To participate in the conference call, please dial (877) 795-3638. Additionally, a live webcast of the conference call will be available through the Company’s website. To access, log on to http://www.lasallehotels.com. A replay of the conference call will be archived and available online through the Investor Relations section of http://www.lasallehotels.com.

LaSalle Hotel Properties is a leading multi-operator real estate investment trust. The Company owns 45 hotels. The properties are upscale, full-service hotels, totaling approximately 11,300 guest rooms in 14 markets in 10 states and the District of Columbia. The Company focuses on owning, redeveloping and repositioning upscale, full-service hotels located in urban, resort and convention markets. LaSalle Hotel Properties seeks to grow through strategic relationships with premier lodging companies, including Westin Hotels and Resorts, Hilton Hotels Corporation, Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, Benchmark Hospitality, White Lodging Services Corporation, Commune Hotels and Resorts, Davidson Hotel Company, Denihan Hospitality Group, the Kimpton Hotel & Restaurant Group, LLC, Accor, Destination Hotels & Resorts, HEI Hotels & Resorts, JRK Hotel Group, Inc., Viceroy Hotel Group, Highgate Hotels and Access Hotels & Resorts.

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “will,” "believe," "expect," "intend," "anticipate," "estimate," "project" or similar expressions. Forward-looking statements in this press release include, among others, statements about the outlook for RevPAR, adjusted FFO, adjusted EBITDA and derivations thereof. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, (i) the Company’s dependence on third-party managers of its hotels, including its inability to implement strategic business decisions directly, (ii) risks associated with the hotel industry, including competition, increases in wages, energy costs and other operating costs, actual or threatened terrorist attacks, downturns in general and local economic conditions and cancellation of or delays in the completion of anticipated demand generators, (iii) the availability and terms of financing and capital and the general volatility of securities markets, (iv) risks associated with the real estate industry, including environmental contamination and costs of complying with the Americans with Disabilities Act and similar laws, (v) interest rate increases, (vi) the possible failure of the Company to qualify as a REIT and the risk of changes in laws affecting REITs, (vii) the possibility of uninsured losses, (viii) risks associated with redevelopment and repositioning projects, including delays and cost overruns and (ix) the risk factors discussed in the Company’s Annual Report on Form 10-K as updated in its Quarterly Reports. Accordingly, there is no assurance that the Company's expectations will be realized. Except as otherwise required by the federal securities laws, the Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

# # #
Additional Contacts:
Bruce A. Riggins or Kenneth G. Fuller - 301/941-1500
For additional information or to receive press releases via e-mail, please visit our website at www.lasallehotels.com

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Hotel operating revenues:
Room	$217,732	$179,089	$365,699	$306,077
Food and beverage	72,407	65,529	126,522	115,375
Other operating department	19,789	16,328	34,814	29,712
Total hotel operating revenues	309,928	260,946	527,035	451,164
Other income	3,177	2,614	4,934	4,100
Total revenues	313,105	263,560	531,969	455,264
Expenses:
Hotel operating expenses:
Room	51,467	42,294	95,151	79,878
Food and beverage	50,144	42,681	91,844	79,985
Other direct	6,547	5,998	11,728	11,020
Other indirect	69,779	59,189	130,202	112,924
Total hotel operating expenses	177,937	150,162	328,925	283,807
Depreciation and amortization	39,306	33,427	77,066	66,548
Real estate taxes, personal property taxes and insurance	14,378	12,780	29,332	25,134
Ground rent	3,807	2,791	6,740	5,286
General and administrative	6,034	5,564	11,526	10,711
Acquisition transaction costs	1,744	0	1,851	0
Other expenses	3,050	1,528	6,257	2,169
Total operating expenses	246,256	206,252	461,697	393,655
Operating income	66,849	57,308	70,272	61,609
Interest income	10	2,395	1,799	4,764
Interest expense	(14,556)	(13,763)	(28,544)	(27,780)
Loss from extinguishment of debt	0	0	(2,487)	0
Income before income tax (expense) benefit	52,303	45,940	41,040	38,593
Income tax (expense) benefit	(4,883)	(4,934)	1,509	83
Income before gain on sale of property	47,420	41,006	42,549	38,676
Gain on sale of property	43,548	0	43,548	0
Net income	90,968	41,006	86,097	38,676
Net income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(266)	(135)	(260)	(135)
Net income attributable to noncontrolling interests	(274)	(143)	(268)	(143)
Net income attributable to the Company	90,694	40,863	85,829	38,533
Distributions to preferred shareholders	(4,142)	(4,107)	(8,249)	(9,172)
Issuance costs of redeemed preferred shares	(942)	(1,566)	(942)	(1,566)
Net income attributable to common shareholders	$85,610	$35,190	$76,638	$27,795

LASALLE HOTEL PROPERTIES
Consolidated Statements of Operations and Comprehensive Income - Continued
(in thousands, except share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Earnings per Common Share - Basic:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.82	$0.37	$0.74	$0.29
Earnings per Common Share - Diluted:
Net income attributable to common shareholders excluding amounts attributable to unvested restricted shares	$0.82	$0.37	$0.73	$0.29
Weighted average number of common shares outstanding:
Basic	103,698,332	95,465,464	103,695,013	95,316,742
Diluted	104,024,472	95,630,066	104,036,397	95,473,859

Comprehensive Income:
Net income	$90,968	$41,006	$86,097	$38,676
Other comprehensive (loss) income:
Unrealized (loss) gain on interest rate derivative instruments	(3,116)	11,081	(4,088)	12,600
Comprehensive income	87,852	52,087	82,009	51,276
Comprehensive income attributable to noncontrolling interests:
Noncontrolling interests in consolidated entities	(8)	(8)	(8)	(8)
Noncontrolling interests of common units in Operating Partnership	(257)	(169)	(248)	(174)
Comprehensive income attributable to noncontrolling interests	(265)	(177)	(256)	(182)
Comprehensive income attributable to the Company	$87,587	$51,910	$81,753	$51,094

LASALLE HOTEL PROPERTIES
FFO and EBITDA
(in thousands, except share/unit data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$85,610	$35,190	$76,638	$27,795
Depreciation	39,200	33,322	76,858	66,333
Amortization of deferred lease costs	88	86	175	174
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	8	8
Noncontrolling interests of common units in Operating Partnership	266	135	260	135
Less: Net gain on sale of property	(43,548)	0	(43,548)	0
FFO	$81,624	$68,741	$110,391	$94,445
Pre-opening, management transition and severance expenses	1,190	258	3,685	548
Preferred share issuance costs	942	1,566	942	1,566
Acquisition transaction costs	1,744	0	1,851	0
Loss from extinguishment of debt	0	0	2,487	0
Non-cash ground rent	501	327	825	654
Mezzanine loan discount amortization	0	(617)	(986)	(1,208)
Adjusted FFO	$86,001	$70,275	$119,195	$96,005
Weighted Average number of common shares and units outstanding:
Basic	103,994,632	95,761,764	103,991,313	95,613,042
Diluted	104,320,772	95,926,366	104,332,697	95,770,159
FFO per diluted share/unit	$0.78	$0.72	$1.06	$0.99
Adjusted FFO per diluted share/unit	$0.82	$0.73	$1.14	$1.00

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$85,610	$35,190	$76,638	$27,795
Interest expense	14,556	13,763	28,544	27,780
Loss from extinguishment of debt	0	0	2,487	0
Income tax expense (benefit)	4,883	4,934	(1,509)	(83)
Depreciation and amortization	39,306	33,427	77,066	66,548
Noncontrolling interests:
Noncontrolling interests in consolidated entities	8	8	8	8
Noncontrolling interests of common units in Operating Partnership	266	135	260	135
Distributions to preferred shareholders	4,142	4,107	8,249	9,172
EBITDA	$148,771	$91,564	$191,743	$131,355
Pre-opening, management transition and severance expenses	1,190	258	3,685	548
Preferred share issuance costs	942	1,566	942	1,566
Acquisition transaction costs	1,744	0	1,851	0
Net gain on sale of property	(43,548)	0	(43,548)	0
Non-cash ground rent	501	327	825	654
Mezzanine loan discount amortization	0	(617)	(986)	(1,208)
Adjusted EBITDA	$109,600	$93,098	$154,512	$132,915
Corporate expense	8,124	7,805	15,615	14,211
Interest and other income	(2,636)	(4,531)	(5,970)	(8,386)
Hotel level adjustments, net	(2,564)	5,837	(3,672)	12,222
Hotel EBITDA	$112,524	$102,209	$160,485	$150,962
With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
Hotel EBITDA includes all properties owned as of June 30, 2014 for the Company's period of ownership in 2014 and the comparable period in 2013.

LASALLE HOTEL PROPERTIES
Hotel Operational Data
Schedule of Property Level Results
(in thousands)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues:
Room	$212,733	$192,801	$358,464	$332,360
Food and beverage	69,572	69,372	122,062	121,999
Other	19,550	16,664	34,100	29,840
Total hotel revenues	301,855	278,837	514,626	484,199

Expenses:
Room	50,432	45,696	93,625	86,582
Food and beverage	47,642	45,603	87,966	85,050
Other direct	6,291	6,196	11,371	11,341
General and administrative	22,174	20,306	41,921	39,094
Sales and marketing	17,977	16,700	34,187	32,078
Management fees	10,874	10,261	16,975	16,282
Property operations and maintenance	9,255	8,822	18,129	17,578
Energy and utilities	6,942	6,355	14,123	12,855
Property taxes	12,531	11,802	25,724	23,134
Other fixed expenses	5,213	4,887	10,120	9,243
Total hotel expenses	189,331	176,628	354,141	333,237

Hotel EBITDA	$112,524	$102,209	$160,485	$150,962

Hotel EBITDA Margin	37.3%	36.7%	31.2%	31.2%
Note:
This schedule includes the operating data for the three and six months ended June 30, 2014 for all properties owned by the Company as of June 30, 2014. Harbor Court, Triton, Serrano, and Southernmost are shown in 2013 for their comparative period of ownership in 2014. Vitale excludes April 2014 ownership and the comparative period of April 2013. Excludes all Old Town ownership and comparative period.

LASALLE HOTEL PROPERTIES
Statistical Data for the Hotels
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2014	2013	2014	2013
Total Portfolio
Occupancy	86.3%	83.4%	79.3%	78.4%
Increase	3.4%		1.1%
ADR	$241.08	$226.17	$223.44	$209.47
Increase	6.6%		6.7%
RevPAR	$207.94	$188.60	$177.10	$164.25
Increase	10.3%		7.8%

Note:
This schedule includes operating data for all properties owned as of June 30, 2014 for the Company's period of ownership in 2014 and the comparable period in 2013.

Non-GAAP Financial Measures
FFO, EBITDA and Hotel EBITDA
The Company considers the non-GAAP measures of FFO (including FFO per share/unit), EBITDA and hotel EBITDA to be key supplemental measures of the Company's performance and should be considered along with, but not as alternatives to, net income or loss as a measure of the Company's operating performance. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO, EBITDA and hotel EBITDA to be helpful in evaluating a real estate company's operations.

The White Paper on FFO approved by NAREIT in April 2002, as revised in 2011, defines FFO as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of properties and items classified by GAAP as extraordinary, plus real estate-related depreciation and amortization (excluding amortization of deferred finance costs) and impairment writedowns, and after comparable adjustments for the Company's portion of these items related to unconsolidated entities and joint ventures. The Company computes FFO consistent with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.
With respect to FFO, the Company believes that excluding the effect of extraordinary items, real estate-related depreciation and amortization and impairments, and the portion of these items related to unconsolidated entities, all of which are based on historical cost accounting and which may be of limited significance in evaluating current performance, can facilitate comparisons of operating performance between periods and between REITs, even though FFO does not represent an amount that accrues directly to common shareholders. However, FFO may not be helpful when comparing the Company to non-REITs.
With respect to EBITDA, the Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of these items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and amortization, and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrues directly to common shareholders.
With respect to hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.
FFO, EBITDA and hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, EBITDA and hotel EBITDA are not measures of the Company's liquidity, nor are FFO, EBITDA and hotel EBITDA indicative of funds available to fund the Company's cash needs, including its ability to make cash distributions. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. FFO, EBITDA and hotel EBITDA may include funds that may not be available for management's discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties. To compensate for this, management considers the impact of these excluded items to the extent they are material to operating decisions or the evaluation of the Company's operating performance.
Adjusted FFO and Adjusted EBITDA
The Company presents adjusted FFO (including adjusted FFO per share/unit) and adjusted EBITDA, which adjusts for certain additional items including gains on sale of property and impairment losses (to the extent included in EBITDA), acquisition transaction costs, costs associated with the departure of executive officers, costs associated with the recognition of issuance costs related to the calling of preferred shares and certain other items. The Company excludes these items as it believes it allows for meaningful comparisons with other REITs and between periods and is more indicative of the ongoing performance of its assets. As with FFO, EBITDA, and hotel EBITDA, the Company’s calculation of adjusted FFO and adjusted EBITDA may be different from similar adjusted measures calculated by other REITs.